UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 2, 2024
NantHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37792	27-3019889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
760 W Fire Tower Rd, Suite 107
Winterville, North Carolina 28590
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (855) 949-6268

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
-	-	-

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §(§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §(§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 2, 2024, NantHealth, Inc. (the “Company”) and Mr. Ronald Louks mutually agreed that Mr. Louks would cease serving as the Chief Operating Officer and all other offices of the Company and its subsidiaries and depart the Company, effective as of the same date. In connection with Mr. Louks’ departure, the Company and Mr. Louks agreed to enter into a Separation Agreement and Release (the “Separation Agreement”) pursuant to which, among other things, Mr. Louks will receive, subject to his non-revocation of the Separation Agreement: (i) a cash payment, payable in two equal installments, consisting of (1) twelve (12) months of his base salary as in effect on the date of the separation and (2) a lump sum of $100,000, in each case less applicable taxes and withholding deductions, and (ii) payments of the Company’s portion of the costs of Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) premiums for him and his eligible dependents through November 30, 2024. If Mr. Louks does not elect COBRA coverage, his participation in any employee benefits programs will end on February 29, 2024.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NantHealth, Inc.

Date:	February 8, 2024	By:	/s/ Bob Petrou
Bob Petrou
Chief Financial Officer